UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	HTZWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2025, Hertz Global Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Meeting”). The final voting results for each matter submitted to a vote of stockholders at the 2025 Meeting are set forth below.

1.	Election of the Company’s Four Director Nominees

The Company’s stockholders elected the four director nominees noted below to the Board of Directors, with each director to serve for a three-year term. For each nominee, the voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Francis S. Blake	224,091,780	1,885,651	34,636,159
Vincent J. Intrieri	200,341,776	25,635,655	34,636,159
Michael Gregory O’Hara	205,930,096	20,047,335	34,636,159
Thomas Wagner	204,956,065	21,021,366	34,636,159

2.	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor for the Fiscal Year Ending December 31, 2025

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2025. The voting results were as follows:

For	Against	Abstain
257,259,226	2,526,755	827,609

3.	Approval, on an Advisory Basis, of the Company’s Named Executive Officers’ Compensation

The Company’s stockholders approved, on a non-binding, advisory basis, a resolution approving the Company’s named executive officers’ compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
189,733,782	35,543,451	700,198	34,636,159

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Katherine Lee Martin
Name:	Katherine Lee Martin
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Date: May 22, 2025